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                                                                    EXHIBIT 10.4


                              SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Second Amendment to the Executive Employment Agreement (the "Second Amendment") originally entered into as of the 26th day of March 2004 is made and entered into as of June 14, 2004 (the "Effective Date"), by and between GX Technology Corporation, a Texas corporation (the "Company").

                                   WITNESSETH:

         Whereas, the Company and the Executive are parties to that certain Employment Agreement dated as of March 26, 2004 together with the First Amendment thereto dated of even date herewith (the "Original Agreement"); and

         Whereas, the Company and the Executive desire to amend the Original Agreement in accordance with the terms contained in this Second Amendment;

         Now, therefore, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledges, the parties agree as follows:

         1. Section 7 of the Original Agreement is amended by the addition of the following new Section 7.3:

                  "7.3 Upon demand by Executive made to Company, Company shall reimburse Executive for the reasonable expenses (including attorneys' fees and expenses) incurred by Executive after a Change in Control in enforcing or seeking to enforce the payment of any amount or other benefit to which Executive shall have become entitled under this Agreement as a result of the termination of Executive's employment with Company within two (2) years after the Executive's date of termination; provided that the Executive is the prevailing party in such action."

         2. Section 8.3 of the Original Agreement is amended by the addition of the following paragraph to Section 8.3:

                  "Notwithstanding the foregoing, Executive shall not be deemed to have been terminated as a result of "Cause" hereunder unless and until reasonable notice to Executive has been given together with an opportunity for Executive, together with his counsel, to be heard before the CEO of the Company's parent and a finding that, in the good faith opinion of such person, Executive has committed an act set forth above in this Section 8.3 and specifying the particulars thereof in detail. Nothing herein shall limit the right of Executive or his legal representatives to contest the validity or propriety of any such determination."

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         3. Section 8 of the Original Agreement is amended by the addition of the following new Sections 8.11 and 8.12:


                  "8.11 Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by Executive as a result of employment by another person.

         Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which Company may have against Executive or others.

                  8.12 Company represents, warrants and covenants that the Company and its shareholders have taken all steps and actions necessary and proper pursuant to Section 280G(b)(5) of the Code to ensure that Termination Payments that may become due or payable to Executive in the event of a "Change of Control" as defined in Section 280G of the Code shall not be construed as parachute payments."

         4. The Company and the Executive hereby agree that except as expressly modified or amended herein, the terms, conditions and covenants of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. To the extent there is any conflict between the terms and provisions of the Original Agreement and this Second Amendment, the Company and the Executive Agree that this Second Amendment shall control.

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         This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The execution of a facsimile copy of this Second Amendment shall be deemed an original.

         In Witness Whereof, the parties have executed this Second Amendment as of the date first above written.

COMPANY:

GX TECHNOLOGY CORPORATION


By:      /s/ Signature
   --------------------------
Name:
Title



EXECUTIVE:


    /s/ Michael K. Lambert
-----------------------------